RESTRICTED STOCK UNIT AWARD AGREEMENT

            THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), is made and entered into effective  [Grant Date:Month DD, YYYY] (the “Grant Date”), by and between InnerWorkings, Inc., a Delaware corporation (the “Company”), and  [Participant Name:First Name Last Name] (the “Participant”).
RECITALS
             WHEREAS, the Company has adopted the InnerWorkings, Inc. 2006 Stock Incentive Plan, as amended (the “Plan”);
             WHEREAS, pursuant to the Plan, the Company desires to grant to the Participant the Restricted Stock Units set forth in Section 2(a) below, subject to certain restrictions set forth in this Agreement, effective as of the Grant Date; and
             WHEREAS, the Board of Directors or Compensation Committee of the Board of Directors of the Company (the “Committee”) has duly made all determinations necessary or appropriate to the grants hereunder.
             NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
AGREEMENT
1. Definitions.  Any capitalized term used in this Agreement that is not defined in this Agreement will have the same meaning given to it in the Plan.
2. Grant of Restricted Stock Units; Vesting.
(a) Subject to the terms and conditions of the Plan, and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant, as a matter of separate agreement and not in lieu of salary or any other compensation for services, an Award of  [Granted:Shares Granted] Restricted Stock Units. Each Restricted Stock Unit is a notional amount that represents the right to receive one Share, subject to the terms and conditions of the Plan and this Agreement, if and when the Restricted Stock Unit vests.
(b) Provided that the Participant remains continuously in Service as of each applicable vesting date, one quarter (1/4) of the Restricted Stock Units will vest on each of the first four (4) anniversaries of the Grant Date.  In the event that the Participant incurs a termination of Service for any reason, all unvested Restricted Stock Units shall immediately be cancelled and forfeited.
(c) Notwithstanding anything herein to the contrary, in the event of a Change in Control, the Restricted Stock Units will be subject to Section 3.4 of the Plan.
3. Transferability.  The Restricted Stock Units granted hereunder may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered.
4. Rights as a Stockholder.  Except as otherwise provided in this Section 4, unless and until a Restricted Stock Unit has vested and the Share underlying it has been distributed to the Participant, the Participant shall not have any rights as a stockholder with respect to any Shares covered by the Restricted Stock Units. Notwithstanding the foregoing, if the Company declares a cash dividend on its Shares after the Grant Date, then on the payment date of the dividend, the Participant will be credited with dividend equivalents equal to the amount of cash dividend per Share multiplied by the number of Restricted Stock Units credited to the Participant through the record date. The dollar amount referred to in the preceding sentence will be credited to an account (“Account”) established for the Participant for bookkeeping purposes only on the books of the Company. The balance in the Account will be subject to the same terms regarding vesting and forfeiture as the Participant’s Restricted Stock Units awarded under this Agreement, and will be paid in cash in a single sum at the time that the Shares associated with the Participant’s Restricted Stock Units are delivered (or forfeited at the time that the Participant’s Restricted Stock Units are forfeited).
5. Delivery and Withholding.  Once a Restricted Stock Unit vests, the Participant will be entitled to receive a Share in its place. Delivery of the Share to the Participant will be made as soon as administratively practicable after the date on which the associated Restricted Stock Unit vests in accordance with Section 2(b). Shares will be credited to an account established for the benefit of the Participant with the Company’s administrative agent, and the Participant will have full legal and beneficial ownership of the Shares at that time.  The distribution of the Shares to the Participant upon vesting of the Restricted Stock Units will be subject to withholding by the Company of amounts sufficient to cover withholding obligations applicable to such payment and transfer.  In the event that any required tax withholding upon the vesting and settlement of the Restricted Stock Units exceeds the Participant’s regular compensation available to satisfy such withholding, the Participant agrees to remit to the Company, as a condition of settlement of the Restricted Stock Units, such additional amounts as are necessary to satisfy such required withholding.  Any withholding obligation may be settled either in cash or with Shares, including by withholding Shares that are otherwise deliverable hereunder upon vesting of Restricted Stock Units.

6. Restrictive Covenants.
(a) Covenants Not to Compete or Solicit. During the Participant’s Service and for a period of eighteen (18) months following the termination thereof for any reason, the Participant shall not, anywhere in the Geographic Area (as defined below), other than on behalf of the Company or a Subsidiary of the Company or with the prior written consent of the Company, directly or indirectly:
(i) perform “services” (as defined below) for (in any capacity, including, without limitation, as an employee, agent, consultant, advisor, independent contractor, proprietor, partner, officer, director or otherwise), have any ownership interest in (except for passive ownership of five percent (5%) or less of any entity whose securities have been registered under the Securities Act of 1933, as amended, or Section 12 of the Exchange Act), or participate in the financing, operation, management or control of, any firm, partnership, corporation, entity or business that engages or participates in a “competing business purpose” (as defined below);
(ii) induce or attempt to induce any customer, potential customer, supplier, licensee, licensor or business relation of the Company or a Subsidiary of the Company to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any customer, potential customer, supplier, licensee, licensor or business relation of the Company or a Subsidiary of the Company or solicit the business of any customer or potential customer of the Company or a Subsidiary of the Company, whether or not the Participant had personal contact with such entity; and
(iii) solicit, encourage, hire or take any other action that is intended to induce or encourage, or has the effect of inducing or encouraging, any employee or independent contractor of the Company or any Subsidiary of the Company to terminate his or her employment or relationship with the Company or any Subsidiary of the Company, other than in the discharge of his or her duties as an officer of the Company, if applicable.
For purposes of this Agreement, (A) “Geographic Area” shall mean the Participant’s country of employment and any other countries in which the Participant conducts business on behalf of the Company or a Subsidiary of the Company, (B) “services” shall mean services of the type conducted, authorized, offered, or provided by the Participant on behalf of the Company during the two (2) years prior to the termination of the Participant’s Service, and (C) “competing business purpose” shall mean the sale or provision of any marketing or printed materials, items, or other products or services that are competitive with in any manner the products or services sold or offered by the Company or a Subsidiary thereof while this Agreement is in effect.
(b) Confidentiality. The Participant shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its Affiliates, and their respective businesses, employees, suppliers or customers, which shall have been obtained by the Participant during the Participant’s Service and which shall not be or become public knowledge (“Confidential Information”). During the Participant’s Service and after the termination thereof, the Participant shall not, without the prior written consent of the Company or as otherwise may be required by law or legal process (provided, that the Participant shall give the Company reasonable notice of such process, and the ability to contest it) or as may be necessary, in the Participant’s reasonable discretion, to discharge his or her duties to the Company, communicate or divulge any Confidential Information to anyone other than the Company and those designated by it. Notwithstanding the above, this Agreement shall not prevent the Participant from revealing evidence of criminal wrongdoing to law enforcement or prohibit the Participant from divulging Confidential Information by order of court or agency of competent jurisdiction, or from making other disclosures that are protected under the provisions of law or regulation. Nothing in this Agreement prohibits the Participant from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, Congress, and any Inspector General, or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation. The Participant does not need the prior authorization of the Company to make any such reports or disclosures, and the Participant is not required to notify the Company that the Participant has made such reports or disclosure.
The Participant acknowledges and agrees that the Company has provided the Participant with written notice below that the Defend Trade Secrets Act, 18 U.S.C. § 1833(b), provides an immunity for the disclosure of a trade secret to report suspected violations of law and/or in an anti-retaliation lawsuit, as follows:
(1) IMMUNITY. - An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that -
(A) is made -
(i) in confidence to a Federal, State or local government official, either directly or indirectly, or to an attorney; and

(ii) solely for the purpose of reporting or investigating a suspected violation of law; or
(B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
(2) USE OF TRADE SECRET INFORMATION IN ANTI-RETALIATION LAWSUIT. - An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual-
(A) files any document containing the trade secret under seal; and
(B) does not disclose the trade secret, except pursuant to court order.
(c) Enforcement. The covenants contained in this Section 6 shall be construed as a series of separate covenants, one for each county, city, state, or any similar subdivision in any Geographic Area. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the preceding sections. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 6 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable law. If the Participant breaches any of the restrictions set forth in this Section 6 and the Company commences a legal proceeding in connection therewith, the time period applicable to each such restriction shall be tolled and extended for a period of time equal to the period of time during which the Participant is determined by a court of competent jurisdiction to be in non-compliance or breach (not to exceed the duration set forth in the applicable restriction) commencing on the date of such determination.
7. Remedies for Breach.
(a) The Participant acknowledges and agrees that the agreements and covenants set forth in Section 6 are reasonable and necessary for the protection of the Company’s business interests, that irreparable injury will result to the Company if the Participant breaches any of the terms of said covenants, and that in the event of the Participant’s actual or threatened breach of any such covenants, the Company will have no adequate remedy at law. The Participant accordingly agrees that, in the event of any actual or threatened breach by the Participant of any of said covenants, the Company will be entitled to seek immediate injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages. Nothing in this Section 7 will be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages that it is able to prove.
(b) In addition, and not in limitation of the foregoing, in the event of the Participant’s breach of any of the covenants set forth in Section 6, (i) the Restricted Stock Units (whether vested or unvested) shall immediately be forfeited, (ii) the Company shall be entitled to recover any Shares acquired upon the vesting of the Restricted Stock Units, and (iii) if the Participant has previously sold any of the Shares derived from the vesting of the Restricted Stock Units, the Company shall also have the right to recover from the Participant the economic value thereof.
(c) Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights existing in its favor.  The Participant agrees and acknowledges that money damages will not be an adequate remedy for any breach of the provisions of this Agreement and that the Company will be entitled to specific performance and injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.
8. Plan.  The Participant hereby acknowledges receipt of a copy of the Plan.  Notwithstanding any other provision of this Agreement, this Award is granted pursuant to the Plan, as in effect on the date of the Agreement, and is subject to the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that except as otherwise provided by the Plan, no amendment to either the Plan or this Agreement will deprive the Participant, without the Participant’s consent, of the Award or of the Participant’s rights under this Agreement.  The interpretation and construction by the Committee of the Plan, this Agreement, the Restricted Stock Units, and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, will be final and binding upon the Participant.  In the event that the terms of this Agreement conflict with the terms of the Plan, the Plan shall control.
9. No Employment Rights.  No provision of this Agreement or of the Restricted Stock Units will give the Participant any right to continue in the employ of the Company or any of its Affiliates, create any inference as to the length of employment of the Participant, affect the right of the Company or its Affiliates to terminate the employment of the Participant, with or without Cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program of the Company or any of its Affiliates.

10. Changes in Company’s Capital or Organizational Structure.  The existence of the Restricted Stock Units shall not affect in any way the right or authority of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of preferred Shares ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other act or proceeding, whether of a similar character or otherwise.
11. Delays.  In accordance with the terms of the Plan, the Company shall have the right to suspend or delay any time period prescribed in this Agreement or in the Plan for any action if the Committee shall determine that the action may constitute a violation of any law or result in any liability under any law to the Company, an Affiliate or a shareholder in the Company until such time as the action required or permitted will not constitute a violation of law or result in liability to the Company, an Affiliate or a shareholder of the Company.
12. Governing Law; Construction.  This Agreement and the Restricted Stock Units will be governed by, and construed and enforced in accordance with, the laws of the State of Illinois without regard to conflicts of law principles.  The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Agreement will be exclusively in the courts in the State of Illinois, Cook County, including the Federal Courts located therein (should Federal jurisdiction exist). Notwithstanding anything in this Agreement to the contrary, either party can seek injunctive relief in any court of competent jurisdiction. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the context requires.
13. Entire Agreement.  This Agreement, together with the Plan and any other agreements incorporated herein by reference, constitutes the entire obligation of the parties with respect to the subject matter of this Agreement and supersedes any prior written or oral expressions of intent or understanding with respect to such subject matter (provided, that this Agreement shall not supersede any written employment agreement or other written agreement between the Company and the Participant, including, but not limited to, any written restrictive covenant agreements). Notwithstanding the foregoing, Section 6(a) hereof hereby supersedes any non-competition and/or non-solicitation provision set forth in any previous Award Agreement under the Plan between the Company and the Participant.  The Participant represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter, bases or effect of this Agreement or otherwise.
14. Amendment.  This Agreement may be amended as provided in the Plan.
15. Waiver; Cumulative Rights.  The failure or delay of either party to require performance by the other party of any provision of this Agreement will not affect its right to require performance of such provision unless and until such performance has been waived in writing.  Each right under this Agreement is cumulative and may be exercised in part or in whole from time to time.
16. Counterparts.  This Agreement may be signed in two counterparts, each of which will be an original, but both of which will constitute one and the same instrument.
17. Notices.  Any notices required or permitted under this Agreement must be in writing and may be delivered personally or by mail, postage prepaid, addressed to (a) the Company at InnerWorkings, Inc., 600 West Chicago Avenue, Suite 850, Chicago, IL 60654, Attention: Corporate Secretary and (b) the Participant at the Participant’s address as shown on the Company’s payroll records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.
18. Headings.  The headings in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.
19. Severability.  If any provision of this Agreement is for any reason held to be invalid or unenforceable, such invalidity or unenforceability will not affect any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted.
20. No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.
21. Successors and Assigns.  This Agreement will inure to the benefit of and be binding upon each successor and assign of the Company.  All obligations imposed upon the Participant or a representative, and all rights granted to the Company under this Agreement, will be binding upon the Participant’s or the representative’s heirs, legal representatives and successors.
22. Tax Consequences.   The Participant agrees to determine and be responsible for all tax consequences to the Participant with respect to the Restricted Stock Units.

23. No Guarantee of Future Awards. This Agreement does not guarantee the Participant the right to or expectation of future Awards under the Plan or any future incentive plan adopted by the Company.
24. Incentive Compensation Recoupment. Notwithstanding anything in the Plan or in this Agreement to the contrary, this Award shall be subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices, as such policies may be adopted and/or amended from time to time.

[signature page follows]

            IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date first written above.

INNERWORKINGS, INC.:		PARTICIPANT:

By:
Name:	Oren Azar
Title:	General Counsel

2006 Stock Incentive Plan as Amended Sept 6 2018
INWK Prospectus Sept 2018